CERTIFICATION OF CHIEF FINANCIAL OFFICER
                          OF CORPORATE GENERAL PARTNER

            PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Robert A. Bourne, the President and Treasurer of CNL Realty Corporation, the corporate general partner of CNL Income Fund XII, Ltd. (the "Partnership"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Partnership's Quarterly Report on Form 10-Q/A for the period ending June 30, 2004 (the "Report"). The undersigned hereby certifies that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date:  August 16, 2004               /s/ Robert A. Bourne
                                    --------------------------------------------
                                     Name:  Robert A. Bourne
                                     Title: President and Treasurer

                                    A signed original of this written statement required by Section 906 has been provided to CNL Income Fund XII, Ltd. and will be retained by CNL Income Fund XII, Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.